EXHIBIT 20
                              OFFICER'S CERTIFICATE


     I, Doris A. Grose, President of ClassNotes Inc., d/b/a/ Educaid, a Delaware corporation (the "Company", do hereby certify that:

     1. The Company, as Master Servicer and Administrator under the ClassNotes Trust 1997-I, Asset Backed Notes Series 1998-1, Second Supplemental Sales and Servicing Agreement dated March 17, 1998, has fulfilled all of its obligations pursuant to the above-referenced agreements as described in Section 4.8 (Annual Statement as to Compliance; Notice of Default) for the period of January 1, 2000 through December 31, 2000, and for those transactions which closed in 2000, from their closing dates through December 31, 2000.

     The Company has provided this Officer's Certificate to those parties listed in Section 4.8 of the respective Sale and Purchase Agreements.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 12, 2001.





                                         By: /s/ Doris A Grose
                                             -------------------------
                                             Doris A. Grose, President